UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2008

ENTERTAINMENT DISTRIBUTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-15761	98-0085742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 8th Avenue, 23rd Floor
New York, New York 10019
(Address of Principal
Executive Offices)

(212) 333-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 4, 2008, the Board of Directors of Entertainment Distribution Company, Inc. (“EDCI”) announced the approval of the repurchase of up to 10 million shares of common stock of EDCI over the next 12 months.  The repurchase program will be funded using EDCI’s available cash.  Pursuant to the repurchase program, EDCI intends to purchase shares of its common stock from time to time on the open market or in negotiated transactions as market and business conditions warrant, in compliance with securities laws and other legal requirements, and taking into consideration any potential impact on EDCI’s Net Operating Loss Carryforward position under Section 382 of the Internal Revenue Code.  The repurchase program may be suspended or discontinued at any time.  A press release announcing the stock repurchase program is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Company News Release dated June 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT DISTRIBUTION COMPANY, INC.

Date: June 4, 2008	By:	/s/ Jordan M. Copland
Jordan M. Copland
Interim Chief Executive Officer and Chief Financial Officer